Exhibit 10.2

VAALCO ENERGY, INC.
STANDALONE RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into by and between VAALCO Energy, Inc., a Delaware corporation (the “Company”) and Philip F. Patman, Jr., an individual (“Grantee”), on the 17th day of April 2017 (the “Grant Date”).  Capitalized terms not defined in the body of this Agreement shall have the meanings assigned to them in Appendix A hereto.

WHEREAS, the Company desires to grant restricted shares  of the Company’s common stock (the “Common Stock”) to Grantee (the “Award”),  subject to the terms and conditions of this Agreement, as an inducement for Grantee to accept employment as Chief Financial Officer of the Company; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”), comprised solely of independent directors within the meaning of the rules of the New York Stock Exchange (“NYSE”) who are also non-employee directors within the meaning of Rule 16b-3b(3)(i) under the Exchange Act, has approved the issuance of the Award as an “inducement award” within the meaning of NYSE Rule 303A.08; and

WHEREAS,  Grantee desires to be the holder of shares of Common Stock subject to the terms and conditions of this Agreement; and

WHEREAS,  Restricted Shares  (as defined in Section 1, below) will be issued by the Company in the Grantee’s name and be issued and outstanding for all purposes (except as provided below) but held by the Company (together with the stock power set forth below) until such time as all or part of such Restricted Shares  become vested by reason of the lapse of the applicable restrictions, after which time the Company shall make delivery of the Vested Shares  (as defined in Section 2, below) to Grantee;  and

WHEREAS, the Restricted Shares  are to be issued under the Award as a standalone award agreement and not pursuant to any of the Company’s equity compensation plans; and

WHEREAS, the Company and Grantee understand and agree that the Award is in all respects subject to the terms and provisions set forth herein;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Common Stock.  Subject to the restrictions, vesting, forfeiture, and other terms and conditions set forth herein (a) the Company hereby grants to Grantee, ONE HUNDRED FIVE THOUSAND SEVEN HUNDRED NINETY FOUR (105,794) Shares of Common Stock (the “Restricted Shares”), and (b) Grantee shall have all rights and privileges of ownership of the Restricted Shares  subject to the terms and conditions of this Agreement.

2. Transfer Restrictions.

(a) Grantee shall not sell, assign, exchange, pledge, encumber, gift, devise, hypothecate or otherwise transfer (individually and collectively, “Transfer”) any Restricted Shares  unless and until vested.  The Transfer restrictions shall lapse in accordance with the vesting schedule set out below in Section 2(e) (the “Vesting Schedule”), when the Restricted Shares  become vested provided that Grantee then is, and continuously from the Grant Date has been, an employee of the Company and there has been no termination of Employment before the applicable vesting date under the Vesting Schedule, except due to a Post-Separation Change in Control as defined in Section 2(e).  The Restricted Shares  as to which such restrictions have lapsed are referred to herein as “Vested Shares.”

(b) The Restricted Shares  shall be registered in Grantee’s name as of the Grant Date through a book entry credit in the records of the Company’s transfer agent, but shall be restricted as described herein from the Grant Date and during the period prior to the vesting of such Shares  under the Vesting Schedule (the “Restriction Period”).  During the Restriction Period, any certificates representing the Restricted Shares  shall carry a legend evidencing the restrictions of this Agreement.

(c) If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, merger, or other similar event described in Section 9, any and all new, substituted, additional, or other securities to which Grantee is entitled by reason of his ownership of the Restricted Shares  shall be considered Restricted Shares for purposes of this Agreement and shall thus be subject to the restrictions described in this Agreement during the Restriction Period.

(d) Subject to the restrictions set forth in this Agreement, Grantee shall have all the rights of a stockholder with respect to the Restricted Shares,  including any applicable voting and dividend rights.  In the event of forfeiture of the Restricted Shares,  Grantee shall have no further rights with respect to such Restricted  Shares.  The forfeiture of any Restricted Shares  shall not create any obligation to repay any cash dividends received as to such Restricted Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Restricted Shares  prior to forfeiture.

(e) The restrictions on the Restricted Shares shall lapse and such Restricted Shares shall become (i) Vested Shares with respect to the specified percentage of the Restricted Shares on the dates set forth in clauses (1)  though (3)  below, and (ii) will become 100% vested and non-forfeitable on the occurrence (if any) of the earliest of the dates set forth in clauses (4)  through (6)  below:

(1) 34% of the Restricted Shares on the date of the first anniversary of the Grant Date if Grantee is then still in Employment;

(2) 33% of the Restricted Shares on the date of the second anniversary of the Grant Date if Grantee is then still in Employment;

(3) the remaining balance of the Restricted Shares on the date of the third anniversary of the Grant Date if Grantee is then still in Employment;

(4) the date of the Grantee’s termination of Employment due to his death or Disability;

(5) the effective date of a Change in Control if Grantee is then still in Employment; and

(6) the date of a Post-Separation Change in Control, as defined below.

For purposes of this Agreement, the term “Post-Separation Change in Control” means a Change in Control which follows the date of Grantee’s termination of Employment for any reason other than for Cause or due to his death or Disability,  and which results from the “Commencement of a Change in Control” that occurs prior to such termination date.  For all purposes of this Agreement, the term “Commencement of a Change in Control” means the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the Exchange Act), or a “group” (as defined in Section 13(d)(3) of the Exchange Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control involving such person, group, or their affiliates.

(f) During the Restriction Period,  Grantee shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares  other than by will or the laws of descent and distribution.  Any attempt to do so contrary to the foregoing shall be null and void.

(g) Any Restricted Shares  forfeited hereunder shall be cancelled.  Any certificate(s) representing Restricted Shares  which include forfeited Shares  shall only represent the number of Restricted Shares  not forfeited hereunder.  Upon the Company’s request, Grantee agrees to tender to the Company any certificate(s) representing Restricted Shares  which include forfeited Shares  for a new certificate representing only the unforfeited number of Restricted Shares.

3.Termination of Employment, Death or Disability.

(a) Termination of Employment.  If the Grantee’s Employment is terminated for any reason, other than due to his death or Disability or incident to a  Post-Separation Change in Control, any non-vested portion of the Award shall automatically expire and terminate and no further vesting shall occur after the termination of Employment date.

(b) Death or Disability.    Upon termination of Grantee’s Employment as a result of his Disability or death, any non-vested portion of the Award shall immediately become fully vested upon the termination of Employment date.

(c) Change in Control.  In the event of a (i) Change in Control if Grantee is still in Employment or (ii) Post-Separation Change in Control if he is not still in Employment,  any non-vested portion of the Award shall immediately become fully vested  on the effective date of the Change in Control.

4. Issuance of Certificate.

(a) The Restricted Shares  shall not be transferred until they become Vested Shares.  Further, the Vested Shares  may not be sold or otherwise disposed of in any manner that would constitute, in the opinion of counsel for the Company, a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed.  The Company may cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Restricted Shares  upon receipt of a stock power duly endorsed in blank with respect to such Shares.  Each such stock certificate shall bear the following or a substantially similar legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Standalone Restricted Stock Award Agreement entered into between the registered owner of such shares and VAALCO Energy, Inc.  A  copy of the Standalone Restricted Stock Award Agreement is on file in the main corporate offices of VAALCO Energy, Inc.

(b) The certificate, together with the stock powers relating to the Restricted Shares  evidenced by such certificate, shall be held by the Company.  The Company shall issue to Grantee a receipt evidencing the certificates held by it which are registered in the name of Grantee.

(c) Upon the vesting of any Restricted Shares, the Company shall direct its transfer agent to record such Shares  as unrestricted or to deliver to Grantee certificates evidencing such Shares.  If certificates are delivered to Grantee, such certificates shall not bear the legend referenced in Section 4(a).  Nothing herein shall obligate the Company to register the Shares  pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the Shares  to comply with any law or regulation of any governmental authority.  Grantee will enter into such written representations and agreements as the Company or Committee may reasonably request to comply with any securities law or regulation.

(d) It is the intent of the Company that, to the fullest extent possible, the grant of the Award to Grantee, who is or may become subject to Section 16 of the Exchange Act, shall be exempt from such Section 16 pursuant to an exemption under Rule 16b-3(d)(1) (except for transactions acknowledged in writing to be non-exempt by Grantee).

5.  Grantee’s Representations.    Grantee has been given an opportunity to review the financial statements of the Company and is receiving these Restricted Shares for his own benefit, not with an intention to resell.  Notwithstanding any provision hereof to the contrary, the Grantee hereby agrees and covenants that Grantee will not acquire any Restricted Shares, and that the Company will not be obligated to issue any Restricted Shares  or unrestricted Shares  to the Grantee hereunder, if the issuance of such Shares  would constitute a violation by the Grantee or the Company of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed, as determined by legal counsel for the Company.  The rights and obligations of the Company and the Grantee hereunder are subject to all applicable laws and regulations.

6.  Tax Withholding.  To the extent that the receipt or vesting of Restricted Shares  results in compensation income to Grantee for any tax purposes, Grantee shall deliver to Company at such time the sum that the Company requires to meet its tax withholding obligations under applicable law or regulation, and, if Grantee fails to do so, the Company is authorized to (a) withhold from any cash or Shares remuneration then or thereafter payable to Grantee any federal, state, local or foreign tax that Company determines is required to be withheld, or (b) sell such number of Shares  before their transfer to Grantee as is deemed appropriate to satisfy such tax withholding requirements, before transferring the resulting net number of Shares  to Grantee in full satisfaction of the Company’s obligations under this Agreement.

7. Compliance with Code Section 409A

.  The Restricted Shares  are not intended to be subject to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”), and this Agreement shall be interpreted and administered to be exempt from the application of Section 409A to the full extent possible.

8. Administration.

(a) The Award and this Agreement relating thereto shall be administered by the Committee except to the extent the Board elects to administer the Award, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have the authority, in its sole and absolute discretion, to: (i)  interpret and administer the Award and the Agreement;  (ii) establish, amend, suspend, or waive rules and regulations used to administer the Award,  (iii)  accelerate the date on which the restrictions on the Award lapse; and (iv) make any other determination and take any other action that the Committee deems to be necessary or desirable for the administration of the Award,  including to correct any defect, supply any omission or reconcile any conflict between the Agreement and the Grantee’s other terms and conditions of employment.

(b) The Committee may delegate any or all of its powers and duties under the Award, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation does not (i) violate applicable law or (ii) result in the loss of an exemption under Rule 16b-3(d)(1). The Committee may also appoint agents to assist it in administering the Award that are employees (whether or not such employee is an officer).

9. Change in Stock and Adjustments

(a) Changes in Law or Circumstances.  Subject to the Change in Control provisions of this Agreement, in the event of any change in applicable law or any change in circumstances which results in or would result in dilution of any rights granted under this Agreement, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of this Agreement, then, if the Committee should so determine, in its discretion, that such change equitably requires an adjustment in the number or kind of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under this Agreement, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to the aggregate number of Restricted Shares  issued under this Agreement.  The Committee shall give notice to the Grantee of such adjustment which shall be effective and binding.

(b) Exercise of Corporate Powers.  The existence of this Agreement shall not affect in any way the right or power of the Company or its shareholders or Affiliates to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)Recapitalization of the Company.  Subject to the Change in Control provisions of this Agreement, if while the Award is outstanding, the Company shall effect any subdivision or consolidation of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares  outstanding, without receiving compensation therefor in money, services or property, then the number of Restricted Shares  granted under this Agreement shall (i) in the event of an increase in the number of Shares  outstanding, be proportionately increased and the Fair Market Value of the outstanding Award shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares  outstanding, be proportionately reduced, and the Fair Market Value of the outstanding Award shall be proportionately increased.  The Company shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of the Award to the Grantee shall not be adversely affected by a corporate event described in this Section.

(d) Issue of Common Stock by the Company.  Except as hereinabove expressly provided in this Section 9 and subject to the Change in Control provisions of this Agreement, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of Shares  or obligations of the Company convertible into such Shares  or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Fair Market Value of the Award then outstanding; provided, however, in such event, any then outstanding Restricted Shares  shall be treated in the same manner for such purpose as outstanding unrestricted Shares.

10. Change in Control and Other Events.

(a) Notwithstanding any other provisions herein to the contrary, effective upon a Change in Control or changes in the outstanding Shares by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the Grant Date and not otherwise provided for by this Section 10, the Committee, acting in its discretion, may effect one or more of the following alternatives: (i) provide for a cash payment with respect to Restricted Shares by requiring the mandatory surrender to the Company by Grantee or any permitted transferees of some or all of the Restricted Shares (irrespective of whether the Award is then vested) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel the Award (with respect to all shares subject to such Award) and pay to Grantee or permitted transferee an amount of cash or other consideration including securities or other property (other than a dividend equivalent payable in cash) equal to the Change in Control Price (as defined below); or (ii) make such adjustments to the Award as the Committee deems appropriate to reflect such pending or effective Change in Control in an equitable and appropriate manner (including, but not limited to, (x) the substitution, assumption, or continuation of the Award by the successor company or a parent, subsidiary or affiliate thereof for new awards of that successor, and (y) the adjustment as to the number and price of Shares or equity of the successor entity or other consideration subject to the Award); provided, however, that the Committee may determine, in its sole discretion, that no adjustment is necessary to the Award.

(b) The term “Change in Control Price” means (i) if the Change in Control is the result of a tender or exchange offer for, consolidation or merger of, sale of the assets of, or the liquidation or dissolution of, the Company, the consideration per Share received by the shareholders of the Company in connection with such transaction, or, if clause (i) is not applicable, (ii) the highest Fair Market Value of a Share during the sixty (60) day period prior to and including the effective date of the Change in Control. To the extent that the consideration paid in any such transaction described in clause (i) above consists all or in part of securities or other non-cash consideration, the value of such securities and other non-cash consideration shall be the fair cash equivalent as determined by such reasonable methods or procedures as shall be established by the Committee.

11. Conditions to Delivery of Common Stock. Nothing shall require the Company to issue any Shares with respect to the Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, Grantee shall not sell or otherwise dispose of any acquired Shares upon vesting of the Restricted Shares in any manner that would constitute a violation of any applicable federal or state securities laws, or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Common Stock is then listed.

12. Evidencing Common Stock. The Shares delivered pursuant to the Award may be evidenced in any manner deemed appropriate by the Company in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Grantee or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Award or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Company may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Shares are registered in the name of the Grantee, the Company may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the Company retain physical possession of the certificates, and that the Grantee deliver a stock power to the Company, endorsed in blank, related to the Restricted Shares.

13. Interpretation

 The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified.  The terms “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.  A reference to any party to this

Agreement or any other agreement or document shall include such party’s predecessors, successors, and permitted assigns.  Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder.  All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

14. Grantee Acknowledgment

.  Grantee acknowledges that (a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement,  (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his legal counsel and tax advisors prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other party.  It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or otherwise unenforceable by a court of competent jurisdiction, the parties hereby agree and confirm that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law.

15. Miscellaneous.

(a) Certain Transfers Void.  Any purported transfer of any Restricted Shares or unrestricted Shares  in breach of any provision of this Agreement shall be void and ineffective, and shall not operate to transfer any interest or title in the purported transferee.

(b) No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.

(c) Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any employment relationship between Grantee and the Company for any guaranteed time period.  The Employment of Grantee shall be subject to termination to the same extent as if this Agreement had not been executed.

(d) Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to Grantee at his address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.

(e) Amendment, Termination and Waiver.  This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Company and Grantee.  Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by the Company shall be effective only if approved by the Committee and executed and delivered by a duly authorized executive officer of the Company other than Grantee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

(f) No Guarantee of Tax Consequences.  The Company makes no commitment or guarantee that any tax treatment will apply or be available to Grantee or any other person.  The Grantee has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant, vesting, Transfer and the disposition of any Restricted Shares.

(g) Severability.  Any provision of this Agreement which is ruled to be invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Supersedes Prior Agreements.  This Agreement shall supersede and replace all prior agreements, promises and understandings, oral or written, between the Company and the Grantee regarding the Restricted Shares  covered hereby.

(i) Governing Law.  The Agreement shall be construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions, to the extent that applicable federal law does not supersede and preempt Texas law.

(j) Successors and Assigns.  This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and Grantee and any permitted successors and assigns of the parties hereto.

(k) Clawback. Notwithstanding any provisions in this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement, or the transfer or sale of Shares, shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule, as determined by the Company.

16. Survival of Certain Provisions.  Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination or expiration of this Agreement.

17. Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same force and effect as if such signatures were upon the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is made and entered into as of the date first written above.

VAALCO Energy, Inc.

By: /s/ Cary Bounds

Name: Cary Bounds

Title: CEO

Address for Notices:

VAALCO Energy, Inc.
9800 Richmond Ave., Suite 700
Houston, TX 77042

Attn: General Counsel

Grantee:

/s/ Philip Patman, Jr.
Signature

Philip Patman, Jr.
Printed Name

Address for Notices:

5129 Mimosa Drive

Bellaire, TX 77401

Appendix A: Definitions

For purposes of the Award, the following terms shall be defined as set forth below:

(a) “Affiliate” means any Subsidiary and any other entity that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

(b) “Board” means the then-current Board of Directors of the Company.

(c) “Cause”  means, when used in connection with the termination of the Grantee’s Employment, the termination of the Grantee’s Employment by the Company or any Affiliate by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Grantee of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof; (iii) the material misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof; (iv) the willful and continued failure by the Grantee to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Committee within 30 days after written notice of such failure is provided to Grantee by the Committee (or by an officer of the Company or an Affiliate who has been designated by the Committee for such purpose); (v) the engagement by the Grantee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, as then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Committee, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate.

(d) “Change in Control” of the Company means the occurrence of any one or more of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding Shares  of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clause (iii) (below) are satisfied;

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) The consummation of a Merger involving the Company, unless immediately following such Merger, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (B) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(iv) The sale consummation, or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (B) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) The approval by the stockholders of the Company or the Board of a plan for the complete liquidation or dissolution of the Company.

In the event that any acceleration of vesting pursuant to this Award in connection with a Change in Control would subject a Grantee to any excise tax pursuant to Code Section 4999 (which excise tax would be the Grantee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Grantee may elect, in his sole discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under this Award in order to avoid such characterization.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Common Stock

” means the common stock of the Company, $0.10 par value per Share, and any class of common stock into which such Shares  may hereafter be converted, reclassified or recapitalized.

(g) “Disability”  means, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Grantee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Code Section 22(e)(3).  A determination of Disability may be made by a physician selected or approved by the Company and, in this respect, the Grantee shall submit to any reasonable examination(s) required in the opinion of such physician.

(h) “Employment”  means that the Grantee is employed as an employee by the Company or any Subsidiary on its payroll records, or by any corporation assuming the Award in any transaction described in this Agreement, or by a parent corporation or a subsidiary corporation of such corporation assuming such Award, as the parent-subsidiary relationship shall be determined at the time of such corporate action as described in this Agreement.  In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Subsidiary, nor the transfer of a Grantee from Employment by any Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of illness, authorized vacation or for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or other written agreement.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value”    means, as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock, as reported by the stock exchange on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over-the-counter at the time a determination of its fair market value is made, the average between the reported high and low bid and asked prices of the Common Stock on the most recent date on which the Common Stock was publicly traded; or (iii) in the event the Common Stock is not publicly traded at the time a determination of its value is required to be made under the Award, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate.

(k) “Securities Act” means the Securities Act of 1933, as amended.

(l) “Share” means a Share of the Common Stock.

(m) “Subsidiary”  means any entity (whether a corporation, partnership, joint venture or other form of entity) in which the Company (or a corporation in which the Company owns a majority of the shares of capital stock), directly or indirectly, owns greater than a  50% equity interest therein.

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